INTELLECTUAL PROPERTY MATTERS AGREEMENT

DATED AS OF [●], 2015

by and between COMPUTER SCIENCES CORPORATION And COMPUTER SCIENCES GOVERNMENT SERVICES INC.

i

11.3	Survival of Terms	25
12	General Provisions	25
12.1	Further Assurances	25
12.2	Relationship of the Parties	26
12.3	Amendment	26
12.4	Entire Agreement	26
12.5	Priority of Agreements	26
12.6	Assignment	26
12.7	Successors and Assigns	26
12.8	Third Party Beneficiaries	26
12.9	Notices	27
12.1	Rules of Construction	27
12.11	Title and Headings	27
12.12	No Waiver	27
12.13	Severability	27
12.14	Governing Law; Jurisdiction	27
12.15	Dispute Resolution	28
12.16	Specific Performance	28
12.17	Counterparts	28
Signatory		29

List of Schedules and Exhibits
Schedule 1.1(lll)	Restricted IP
Schedule 1.1(vv)	Licensed Products
Schedule 1.1(nnn)	Restricted IP
Schedule 2.5(a)	Licensed Marks
Exhibit A	Form of CSC Agility Reseller Agreement

ii

This INTELLECTUAL PROPERTY MATTERS AGREEMENT (this “Agreement”) is dated as of [●], 2015 (the “Effective Date”), by and between Computer Sciences Corporation, a Nevada corporation (“CSC”), and Computer Sciences Government Services Inc., a Nevada corporation (“Computer Sciences GS”). Each of CSC and Computer Sciences GS is sometimes referred to herein as a “Party” and collectively as the “Parties”.
WHEREAS:

(A)	CSC, acting directly and through its direct and indirect Subsidiaries, currently conducts the CSC Business and the Computer Sciences GS Business;

(B)
CSC and Computer Sciences GS have entered into the Master Separation and Distribution Agreement by and between CSC and Computer Sciences GS dated as of [●], 2015 (the “Master Separation and Distribution Agreement”), in connection with the separation of the Computer Sciences GS Business from CSC and the Distribution of Computer Sciences GS Common Stock to stockholders of CSC; and

(C)	in connection therewith, the Parties desire to enter into this Agreement.
NOW, THEREFORE, in consideration of and subject to the premises and the mutual agreements, terms and conditions herein contained, the benefits to be derived therefrom and other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	General
Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed in the Master Separation and Distribution Agreement. As used in this Agreement, the following terms shall have the following meanings:
(a)    “Acquiring Person” shall have the meaning set forth in Section 2.1(h) of this Agreement.
(b)    “Additional Maintenance Fees” shall have the meaning set forth in Section 6.1 of this Agreement.
(c)    “Affiliate” shall have the meaning set forth in the Master Separation and Distribution Agreement.
(d)    “Agreement” shall have the meaning set forth in the preamble to this Agreement.

(e)	“Applicable Licensed Product Items” shall mean, with respect to each Licensed Product, the Licensed Product Items if and to the extent indicated on Schedule 1.1(vv).

(f)
“Applicable Security Laws and Regulations” shall mean regulations and policies promulgated by the Defense Security Service, including the National Industrial Security Program Operating Manual (NISPOM), established by Executive Order 12829, and analogue guidance from United States federal government intelligence agencies.

(g)
“Change of Control” shall mean the sale of all or substantially all the assets of Computer Sciences GS; any merger, consolidation or acquisition of Computer Sciences GS with, by or into another corporation or other entity; any change in the ownership of more than fifty percent (50%) of the voting capital stock of Computer Sciences GS in one or more related transactions; or the like.

1

(h)	“Confidential Information” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(i)	“Contract” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(j)
"Contractor" shall mean any contractor, subcontractor or provider of outsourcing services to Computer Sciences GS or a Computer Sciences GS Subsidiary in relation to the Computer Sciences GS Business that requires the right to use the Licensed Products or Licensed Product Items on behalf of Computer Sciences GS or a Computer Sciences GS Subsidiary in order to perform a Customer Contract.

(k)	“Computer Sciences GS” shall have the meaning set forth in the preamble to this Agreement.

(l)	“Computer Sciences GS Business” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(m)
“Computer Sciences GS Field” shall mean any licenses or sales (as applicable), directly or indirectly, (i) to any federal Governmental Entity in the United States or any branch or location thereof located outside of the United States, (ii) to any United States state or local Governmental Entity other than in the CSC State and Local Field or (iii) outside of the United States of America solely in connection with (A) any Contract entered into between Computer Sciences GS or any Computer Sciences GS Subsidiary and a United States federal Governmental Entity or (B) any Contract entered into between Computer Sciences GS or any Computer Sciences GS Subsidiary and a Governmental Entity outside the United States to the extent in connection with military sales that are sponsored or financed by a United States federal Governmental Entity.

(n)	“Computer Sciences GS Indemnitee” shall have the meaning set forth in Section 9.1 of this Agreement.

(o)
“Computer Sciences GS Personnel” shall mean employees, officers and directors of Computer Sciences GS or any Computer Sciences GS Subsidiary engaged in the Computer Sciences GS Business. Computer Sciences GS Personnel shall be deemed to exclude all Customers, resellers, distributors or other Persons performing similar functions and any employees, partners, authorized agents and representatives of any such Persons but shall include (for the avoidance of doubt) any Contractor.

(p)	“Computer Sciences GS Subsidiary” shall mean any direct or indirect subsidiary of Computer Sciences GS that is controlled by Computer Sciences GS.

(q)	“CSC” shall have the meaning set forth in the preamble to this Agreement.

(r)	“CSC Agility” shall mean the proprietary Software of CSC or a CSC Subsidiary known as CSC Agility Platform.

(s)	“CSC Agility License” shall have the meaning set forth in Section 2.1(a) of this Agreement.

(t)	“CSC Business” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(u)	“CSC Indemnitee” shall have the meaning set forth in Section 9.2 of this Agreement.

(v)
“CSC Proprietary Items” shall mean the Licensed Products, the Licensed Product Items, the Licensed Know-How and the Licensed Marks and any databases and Software a part of or ancillary thereto, any update, modification, enhancement, derivative work, data format, engine, platform, program, method of

2

processing, graphical user interface, technique, procedure, concept, form, image, documentation, specification, development language, development tool, design, flow chart, instructional material, user booklet, printouts, or other written or machine-readable materials that are a part of or ancillary to the Licensed Products, the Licensed Product Items, the Licensed Know-How and the Licensed Marks and also includes all copyrights, trademarks, trade secrets, patents and other intellectual property right subsisting in or covering any of them.

(w)	“CSC State and Local Field” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(x)	“CSC Subsidiary” shall mean any direct or indirect wholly owned subsidiary of CSC.

(y)
“Customer” shall mean any Person who receives, directly or indirectly, goods and/or services from Computer Sciences GS or any Computer Sciences GS Subsidiary in connection with the operation of the Computer Sciences GS Business and shall exclude (for the avoidance of doubt) any Contractor.

(z)
“Customer Contract” shall mean any contract, including all task and delivery orders issued thereunder, assumed or entered into between Computer Sciences GS or any Computer Sciences GS Subsidiary, on the one hand, and a Customer, on the other hand, in connection with the Computer Sciences GS Business.

(aa)	“Distribution” shall have the meaning set forth in the Master Separation and Distribution Agreement.
(bb)    “DFARS” shall mean the U.S. Department of Defense Federal Acquisition Regulation Supplement.

(cc)	“Effective Date” shall have the meaning set forth in the preamble to this Agreement.

(dd)	“Employee Matters Agreement” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(ee)	“Enforcement Action” shall have the meaning set forth in Section 2.8 of this Agreement.

(ff)
“End User” shall mean a Customer (i) that is an agency or instrumentality of the United States federal government, (ii) in connection with military sales that are sponsored or financed by a United States federal Governmental Entity or (iii) that is a state or local government located within the territory of the United States of America (other than a CSC customer in the CSC State and Local Field), in each case that licenses the Licensed Products from Computer Sciences GS in accordance with the terms of this Agreement and the Reseller Agreement.

(gg)
“Export Control Laws and Regulations” shall mean trade controls found at 22 U.S.C. 2778 of the Arms Export Control Act (“AECA”) Executive Order 13637, the International Traffic in Arms Regulations (“ITAR”) 22 CFR 120-130 Executive Order 13556 and DFARS 252.204-7000 Disclosure of Information and similar special clauses inserted in United States federal government contracts to which Computer Sciences GS or a Computer Sciences GS Subsidiary is a party or that have been passed through to Computer Sciences GS or a Computer Sciences GS Subsidiary as a subcontractor and that require United States government contracting officer consent prior to disclosure to Third Parties of unclassified documents subject to disclosure restrictions.

(hh)	“Extension Term” shall have the meaning set forth in Section 5.2 of this Agreement.

(ii)	“FAR” shall mean the U.S. Federal Acquisition Regulation.

3

(jj)	“Fees” shall have the meaning set forth in Section 6.1 of this Agreement.

(kk)	“Governmental Entity” shall have the meaning set forth in the Master Separation and Distribution Agreement.

(ll)
“Imminent Computer Sciences GS IP” shall mean any Intellectual Property Rights acquired (whether by merger, consolidation, stock or asset purchase or other similar transaction) by Computer Sciences GS or a Computer Sciences GS Subsidiary or developed by Computer Sciences GS or a Computer Sciences GS Subsidiary without making use of any CSC Proprietary Items, in each case within six (6) months after the Effective Date, including all Intellectual Property Rights of SRA Companies, Inc. and its direct and indirect Subsidiaries.

(mm)	“Imminent Computer Sciences GS IP License” shall have the meaning set forth in Section 4.1(a) of this Agreement.

(nn)
“Improvements” shall mean, with respect to any Licensed Product, Licensed Product Items or Imminent Computer Sciences GS IP, all derivative works of such Licensed Product, Licensed Product Items or Imminent Computer Sciences GS IP as well as all inventions, modifications, improvements, fixes, enhancements and/or updates made to or derived from such Licensed Product, Licensed Product Items or Imminent Computer Sciences GS IP, in each case whether or not any of the foregoing is entitled to protection under applicable Law.

(oo)	“Initial Term” shall have the meaning set forth in Section 5.1 of this Agreement.

(pp)
“Intellectual Property Rights” shall mean all intellectual property, proprietary and industrial property rights of any kind worldwide, including all (i) patents, patent applications, inventions and invention disclosures and utility models, (ii) Trademarks, (iii) copyrights and copyrightable subject matter, including software, code, algorithms, databases, compilations and documentation, (iv) technology, trade secrets, know-how, processes, formulae, models, methodologies, discoveries, ideas, concepts, techniques, designs, specifications, drawings, blueprints, diagrams, models and prototypes, (v) moral rights and rights of privacy and publicity, (vi) all registrations, applications, continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, renewals, extensions and foreign counterparts thereof and (vii) all rights and remedies against infringement, misappropriation, or other violation of the foregoing.

(qq)	“Know-How License” shall have the meaning set forth in Section 2.4(a) of this Agreement.

(rr)
“Law” shall mean all laws, statutes and ordinances and all regulations, rules and other pronouncements of Governmental Entities having the effect of law of the United States of America, any foreign country, or any domestic or foreign state, province, commonwealth, city, country, municipality, territory, protectorate, possession or similar instrumentality, or any Governmental Entity thereof.

(ss)
“License Year” shall mean the twelve (12) month period commencing on the Effective Date and extending through the corresponding date in the following year and each subsequent twelve (12) month period thereafter during the Term.

(tt)
“Licensed Know-How” shall mean the information, ideas, knowledge, skill and experience owned by CSC or a CSC Subsidiary as of the Effective Date and in the possession of or known to Computer Sciences GS (or a Computer Sciences GS Group Employee (as defined in the Employee Matters Agreement)) as of the Effective Date that Computer Sciences GS reasonably requires to conduct the Computer Sciences GS Business as of the Effective Date, whether or not proprietary or patentable, or public or confidential, and

4

whether stored or transmitted in oral, documentary, electronic or other form and excluding, for the avoidance of doubt, any Restricted IP, Licensed Products, Licensed Product Items, Licensed Marks and Other Products.

(uu)	“Licensed Marks” shall have the meaning set forth in Section 2.5(a) of this Agreement.

(vv)	“Licensed Products” shall mean each of the products and services listed on Schedule 1.1(vv), collectively.

(ww)
“Licensed Product Configuration Software” shall mean the code owned by CSC or its controlled Affiliates that, together with the applicable Third Party Software licensed directly by Computer Sciences GS from such Third Party, is used to create a Licensed Product, including scripts, configuration files, blueprints and CSC proprietary Software.

(xx)
“Licensed Product Documentation” shall mean the offering and/or service descriptions, installation and instructional guides and training materials generally provided by CSC to clients for use in connection with a Licensed Product.

(yy)	“Licensed Product Items” shall mean the Licensed Product Configuration Software, Licensed Product Documentation, Licensed Product Sales Materials and Licensed Product Specifications, collectively.

(zz)
“Licensed Product Sales Materials” shall mean sales and marketing materials generally provided by CSC to its internal sales personnel for use in connection with the Licensed Products, including pricing information as indicated on Schedule 1.1(vv).

(aaa)
“Licensed Product Specifications” shall mean the technical description and specifications of the Licensed Products that CSC uses to build and support the Licensed Products, but that are not provided to CSC clients or resellers.

(bbb)
“Losses” shall mean all losses, damages, claims, demands, judgments or settlements of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including all reasonable costs and expenses (legal, accounting or otherwise as such costs are incurred) relating thereto, suffered by a CSC Indemnitee or a Computer Sciences GS Indemnitee.

(ccc)	“Maintenance Fee” shall have the meaning set forth in Section 6.1 of this Agreement.

(ddd)	“Master Separation and Distribution Agreement” shall have the meaning set forth in the recitals to this Agreement.

(eee)	“New Marks” shall have the meaning set forth in Section 2.5(o) of this Agreement.

(fff)	“NPS-Developed Products” shall mean those Licensed Products listed as “NPS-Developed Products” on Schedule 1.1(vv).

(ggg)
“Other Products” shall mean all generally available, reasonably identifiable products or services in existence and owned by CSC or a CSC Subsidiary as of the Effective Date that Computer Sciences GS reasonably requires to conduct the Computer Sciences GS Business at any time after the Effective Date, other than the Licensed Products.

(hhh)	“Party” and “Parties” shall have the meaning set forth in the preamble to this Agreement.

5

(iii)
“Person” shall mean any natural person, corporation, business trust, limited liability company, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

(jjj)	“Pre-COC Subsidiaries” shall have the meaning set forth in Section 2.1(h) of this Agreement.

(kkk)	“Products License” shall have the meaning set forth in Section 2.2(a) of this Agreement.

(lll)	“Recoveries” shall have the meaning set forth in Section 2.8 of this Agreement.

(mmm)	“Reseller Agreement” shall mean the CSC Agility Reseller Agreement in the agreed form attached hereto as Exhibit A.

(nnn)	“Restricted IP” shall mean all Intellectual Property Rights relating exclusively to, used exclusively in, or arising exclusively from those products or services set forth on Schedule 1.1(nnn).

(ooo)	“Restricted IP Assignment” shall have the meaning set forth in Section 3.1(a).

(ppp)
“Software” shall mean any software whether in source code or object code, including application software, instructions for controlling the operation of a central processing unit or computer, firmware, middleware, mobile digital applications, assemblers, applets, compilers and binary libraries, but specifically excluding any licensed Third Party software.

(qqq)
“Tax” shall mean all income, excise, gross receipts, ad valorem, value-added, sales, use, employment, franchise, profits, gains, property, transfer, use, payroll, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax authority with respect thereto.

(rrr)
“Technical Data” shall mean recorded information, regardless of the form or method of the recording, of a scientific or technical nature (including computer software documentation). The term does not include computer software or data incidental to contract administration, such as financial and/or management information.

(sss)	“Term” shall have the meaning set forth in Section 5.2 of this Agreement.

(ttt)	“Third Party” shall mean any Person who is not a Party to this Agreement.

(uuu)	“Third Party Reimbursement Fee” shall mean all out-of-pocket fees and other costs payable to Third Parties by CSC or CSC Subsidiaries as a result of the creation of a copy of any Licensed Product.

(vvv)
“Trademarks” shall mean trademarks, service marks, corporate names, trade names, domain names, logos, slogans, designs, social media identifiers, trade dress and other designations of source or origin, together with the goodwill symbolized by any of the foregoing.

(www)	“Trademarks License” shall have the meaning set forth in Section 2.5(a) of this Agreement.

(xxx)	“Unlicensed Marks” shall mean all Trademarks owned by CSC or its controlled Affiliates other than the Licensed Marks.

(yyy)	“Virginia Courts” shall have the meaning set forth in Section 12.14 of this Agreement.

6

1.2	References; Interpretation
References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, references in this Agreement to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Section or provision of this Agreement. The words “written request” when used in this Agreement shall include email. In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the definitions set forth in Section 1.1, for the purpose of determining what is and is not included in such definitions, any item explicitly included on a Schedule referred to in any such definition shall take priority over any provision of the text thereof.

2.	GRANT OF LICENSES AND OPTION TO LICENSE TO COMPUTER SCIENCES GS

2.1	Grant of CSC Agility License

(a)
Upon the terms and subject to the conditions set forth in this Agreement, including Section 2.3, and excluding any Intellectual Property Rights of any Third Party in CSC Agility or the Applicable Licensed Product Items, CSC hereby grants to Computer Sciences GS a perpetual, non-transferrable, non-assignable, royalty-free, limited license to access and use CSC Agility and the Applicable Licensed Product Items and to sublicense CSC Agility and the Applicable Licensed Product Items to Computer Sciences GS Subsidiaries, in each case in accordance with and as expressly permitted by this Agreement, and to sublicense CSC Agility and the Licensed Product Documentation to End Users in accordance with and as expressly permitted by the Reseller Agreement and in no other manner whatsoever (the “CSC Agility License”). During the Initial Term, the CSC Agility License shall be (i) limited solely to the Computer Sciences GS Field and (ii) exclusive as to clause (i) of the definition of “Computer Sciences GS Field” (other than and subject to any rights in respect of CSC Agility or the Applicable Licensed Product Items granted by CSC or any CSC Subsidiaries to any Third Party prior to the date of this Agreement) even as against CSC.

(b)
Without limiting the foregoing, the CSC Agility License shall entitle Computer Sciences GS to access and use in accordance with the Reseller Agreement and herewith, including Section 2.1(d), all Improvements to CSC Agility and the Applicable Licensed Product Items as well as any new versions thereof, in each case that are created and released during the Term and made generally available by CSC to end users of CSC Agility or the Applicable Licensed Product Items or otherwise provided by CSC to Computer Sciences GS. Notwithstanding the foregoing, CSC shall have no obligation to create or release any such Improvements, and the timing of any such Improvements shall be at the sole discretion of CSC.

(c)
Computer Sciences GS hereby assigns, and agrees to cause all Computer Sciences GS Subsidiaries and to require all End Users to assign, all right (including all Intellectual Property Rights), title and interest in and to any and all Improvements made or created from or based on CSC Agility or any Applicable Licensed Product Items by or on behalf of Computer Sciences GS or a Computer Sciences GS Subsidiary or End User following the Effective Date to CSC, and, as between the Parties and any Computer Sciences GS Subsidiaries (and each agreement with End Users shall so provide), CSC shall have sole and exclusive ownership of such Improvements and all right (including all Intellectual Property Rights), title and interest therein and thereto.

7

(d)
Computer Sciences GS shall provide CSC with written notice of any Improvements made or created from or based on CSC Agility or any Applicable Licensed Product Items by or on behalf of Computer Sciences GS or a Computer Sciences GS Subsidiary or, to Computer Sciences GS's knowledge, an End User during the Term. After such notice is provided, such Improvements shall automatically be included in the definition of Licensed Product Items, and the CSC Agility License granted to Computer Sciences GS in Section 2.1(a) shall automatically be amended to allow Computer Sciences GS to use such Improvements under the terms and conditions set forth in this Agreement and the Reseller Agreement.

(e)
Unless and to the extent otherwise indicated on Schedule 1.1(vv), the CSC Agility License does not create on behalf of Computer Sciences GS or any Computer Sciences GS Subsidiary or End User any right to or interest in or right of possession or access to the source code relating to CSC Agility or the Applicable Licensed Product Items or any right to possess, or copy or decompile object code relating to CSC Agility or the Applicable Licensed Product Items.

(f)
Computer Sciences GS (acting through Computer Sciences GS Personnel) may use CSC Agility and the Applicable Licensed Product Items only to the extent required in connection with the operation of the Computer Sciences GS Business, which during the Initial Term shall be solely in the Computer Sciences GS Field, and otherwise in accordance with this Agreement and only as and to the extent necessary to meet the performance requirements of End Users under Customer Contracts in accordance with the terms and conditions of the Reseller Agreement. CSC’s sole obligations and responsibilities with respect to CSC Proprietary Items shall be limited to those set out in this Agreement and the Reseller Agreement. Subject to Section 2.4, unless otherwise agreed in writing, CSC Agility and the Licensed Product Documentation will be licensed to End Users under the applicable Licensed Mark.

(g)
Computer Sciences GS shall not transfer, assign or sublicense, or purport to transfer, assign or sublicense, its rights under CSC Agility or the Applicable Licensed Product Items other than to Computer Sciences GS Subsidiaries to the extent required in connection with the operation of the Computer Sciences GS Business in accordance with this Agreement or to End Users in accordance with the Reseller Agreement.

(h)
Notwithstanding anything to the contrary contained herein, the CSC Agility License shall not extend to any Person that, directly or indirectly, acquires control of Computer Sciences GS through a Change of Control of Computer Sciences GS (an “Acquiring Person”) or to any Affiliate or subsidiary of any such Acquiring Person (other than Computer Sciences GS and entities that were direct or indirect subsidiaries of Computer Sciences GS prior to the time such Acquiring Person acquired such control (a “Pre-COC Subsidiaries”)). Without limiting the foregoing, if any material operations or businesses are contributed by any Affiliate of an Acquiring Person (other than a Pre-COC Subsidiary) to Computer Sciences GS or a Pre-COC Subsidiary, such contributed operations or businesses shall not be entitled to any of the rights granted pursuant to the CSC Agility License.

2.2	Grant of Products License

(a)
Except with respect to CSC Agility (which shall be licensed to Computer Sciences GS pursuant to Section 2.1), upon the terms and subject to the conditions set forth in this Agreement, including Section 2.3, and excluding any Intellectual Property Rights of any Third Party in the Licensed Products and the Applicable Licensed Product Items, CSC hereby grants to Computer Sciences GS a perpetual, non-transferrable, non-assignable, royalty-free limited license to access and use the Licensed Products and the Applicable Licensed Product Items and to sublicense the Licensed Products and the Applicable Licensed Product Items solely to Computer Sciences GS Subsidiaries and End Users, in each case in accordance with and as expressly permitted by this Agreement and in no other manner whatsoever (the “Products License”). During the

8

Initial Term, the Products License shall be (i) limited solely to the Computer Sciences GS Field and (ii) exclusive as to clause (i) of the definition of “Computer Sciences GS Field” (other than and subject to any rights in respect of the Licensed Products or the Applicable Licensed Product Items granted by CSC or any CSC Subsidiaries to any Third Party prior to the date of this Agreement) even as against CSC.

(b)
Without limiting the foregoing, the Products License shall entitle Computer Sciences GS to access and use in accordance herewith, including Section 2.2(d), all Improvements to the Licensed Products and the Applicable Licensed Product Items as well as any new versions thereof, in each case that are created and released by CSC during the Term and made generally available by CSC to end users of the Licensed Products and the Applicable Licensed Product Items or otherwise provided by CSC to Computer Sciences GS. Notwithstanding the foregoing, CSC shall have no obligation to create or release any such Improvements, and the timing of any such Improvements shall be at the sole discretion of CSC.

(c)
Computer Sciences GS hereby assigns, and agrees to cause all Computer Sciences GS Subsidiaries and to require all End Users to assign, all right (including all Intellectual Property Rights), title and interest in and to any and all Improvements made or created from or based on any Licensed Products or Applicable Licensed Product Items by or on behalf of Computer Sciences GS or a Computer Sciences GS Subsidiary or End User following the Effective Date to CSC, and, as between the Parties and any Computer Sciences GS Subsidiaries (and each agreement with End Users shall so provide), CSC shall have sole and exclusive ownership of such Improvements and all right (including all Intellectual Property Rights), title and interest therein and thereto.

(d)
Computer Sciences GS shall provide CSC with written notice of any Improvements made or created from or based on any Licensed Products or Applicable Licensed Product Items by or on behalf of Computer Sciences GS or a Computer Sciences GS Subsidiary or, to Computer Sciences GS's knowledge, an End User during the Term. After such notice is provided, such Improvements shall automatically be included in the definition of Licensed Product Items, and the Products License granted to Computer Sciences GS in Section 2.2(a) shall automatically be amended to allow Computer Sciences GS to use such Improvements under the terms and conditions set forth in this Agreement.

(e)
Unless and to the extent otherwise indicated on Schedule 1.1(vv), the Products License does not create on behalf of Computer Sciences GS or any Computer Sciences GS Subsidiary or End User any right to or interest in or right of possession or access to the source code relating to the Licensed Products or Applicable Licensed Product Items or any right to possess, or copy or decompile object code relating to the Licensed Products or Applicable Licensed Product Items.

(f)
Computer Sciences GS (acting through Computer Sciences GS Personnel) may use the Licensed Products and the Applicable Licensed Product Items only to the extent required in connection with the operation of the Computer Sciences GS Business, which during the Initial Term shall be solely in the Computer Sciences GS Field, and otherwise in accordance with this Agreement.

(g)
Computer Sciences GS shall not transfer, assign or sublicense, or purport to transfer, assign or sublicense, its rights under the Licensed Products or Applicable Licensed Product Items other than to Computer Sciences GS Subsidiaries to the extent required in connection with the operation of the Computer Sciences GS Business or to End Users, in each case in accordance with this Agreement.

(h)
Notwithstanding anything to the contrary contained herein, the Products License shall not extend to any Acquiring Person or to any Affiliate or subsidiary of any such Acquiring Person (other than Computer Sciences GS and Pre-COC Subsidiaries). Without limiting the foregoing, if any material operations or

9

businesses are contributed by any Affiliate of an Acquiring Person (other than a Pre-COC Subsidiary) to Computer Sciences GS or a Pre-COC Subsidiary, such contributed operations or businesses shall not be entitled to any of the rights granted pursuant to the Products License.

2.3	Applicable Licensed Product Items and NPS-Developed Products

(a)
Notwithstanding anything herein to the contrary, to the extent the Products License granted to Computer Sciences GS in Section 2.2(a) entitles Computer Sciences GS to any Licensed Product Configuration Software, Computer Sciences GS shall only be permitted pursuant to such license to (i) access, use and copy such Licensed Products Configuration Software, (ii) make Improvements to such Licensed Products Configuration Software if and only to the extent Computer Sciences GS is also entitled to the source code for the Licensed Product Configuration Software as indicated on Schedule 1.1(vv) and (iii) either sublicense the Licensed Product Configuration Software to Computer Sciences GS Subsidiaries and End Users or use the Licensed Product Configuration Software for internal use only in each case as specified on Schedule 1.1(vv).

(b)
Notwithstanding anything herein to the contrary, to the extent the CSC Agility License granted to Computer Sciences GS in Section 2.1(a) or the Products License granted to Computer Sciences GS in Section 2.2(a) entitles Computer Sciences GS to Licensed Product Documentation, Computer Sciences GS shall only be permitted pursuant to such license to (i) access, use, copy and make Improvements to such Licensed Product Documentation and (ii) sublicense such Licensed Product Documentation to Computer Sciences GS Subsidiaries and End Users.

(c)
Notwithstanding anything herein to the contrary, to the extent the CSC Agility License granted to Computer Sciences GS in Section 2.1(a) or the Products License granted to Computer Sciences GS in Section 2.2(a) entitles Computer Sciences GS to any Licensed Product Specifications, Computer Sciences GS shall only be permitted pursuant to such license to access, use, copy and make Improvements to such Licensed Product Specification for internal use only as necessary to support the applicable Licensed Product. For the avoidance of doubt, under no circumstances shall Computer Sciences GS or any Computer Sciences GS Subsidiaries provide copies of, display or otherwise disclose the Licensed Product Specifications to End Users or to any Third Party other than Computer Sciences GS Personnel.

(d)
Notwithstanding anything herein to the contrary, to the extent the CSC Agility License granted to Computer Sciences GS in Section 2.1(a) or the Products License granted to Computer Sciences GS in Section 2.2(a) entitles Computer Sciences GS to any Licensed Product Sales Materials, Computer Sciences GS shall only be permitted pursuant to such license to access, use, copy and make Improvements to such Licensed Product Sales Materials solely for internal use to support sales of the Licensed Products to End Users.

(e)
Notwithstanding anything herein to the contrary, the Products License shall entitle Computer Sciences GS to access, use, copy, modify, distribute and make Improvements to the NPS-Developed Products and the Applicable Licensed Product Items for both internal use as well as to sublicense the NPS-Developed Products and the Applicable Licensed Product Items to Computer Sciences GS Subsidiaries and End Users.

2.4	Grant of Know-How License

(a)
Upon the terms and subject to the conditions set forth in this Agreement, CSC hereby grants to Computer Sciences GS a perpetual, non-transferrable, non-assignable, royalty-free limited license to access and use the Licensed Know-How in accordance with and as expressly permitted by this Agreement and in no other manner whatsoever (the “Know-How License”). During the Initial Term, the Know-How License shall

10

be (i) limited solely to the Computer Sciences GS Field and (ii) exclusive as to clause (i) of the definition of “Computer Sciences GS Field” (other than and subject to any rights in respect of the Licensed Know-How granted by CSC or any CSC Subsidiaries to any Third Party prior to the date of this Agreement) even as against CSC.

(b)
Computer Sciences GS shall not transfer, assign or sublicense, or purport to transfer, assign or sublicense, its rights under the Licensed Know-How other than to Computer Sciences GS Subsidiaries to the extent required in connection with the operation of the Computer Sciences GS Business solely in the Computer Sciences GS Field and in accordance with this Agreement.

2.5	Grant of Trademarks License

(a)
Upon the terms and subject to the conditions set forth in this Section 2.5, including Sections 2.5(f) and 2.5(g), CSC hereby grants to Computer Sciences GS and Computer Sciences GS Subsidiaries a perpetual, non-transferrable, non-assignable, royalty-free, non-exclusive, limited license to use the trademarks, service marks, logos, and domain names listed on Schedule 2.5(a), whether registered or unregistered (the “Licensed Marks”), within the Computer Sciences GS Field, in connection with the operation, advertisement, marketing, promotion and support of the Computer Sciences GS Business and the Licensed Products in accordance with the limitations set forth on Schedule 2.5(a), and in a manner not likely to cause confusion with the Unlicensed Marks (the “Trademarks License”).

(b)
Computer Sciences GS acknowledges and agrees, and agrees to cause all Computer Sciences GS Subsidiaries and sublicensees to acknowledge and agree, that all right (including all Intellectual Property Rights), title and interest in the Licensed Marks are owned exclusively by CSC. No right, title or interest in any Unlicensed Marks are granted to Computer Sciences GS, Computer Sciences GS Subsidiaries or any Third Party by this Agreement.

(c)
The Trademarks License to use the specific marks: (i) “COMPUTER SCIENCES GOVERNMENT SERVICES” and (ii) “COMPUTER SCIENCES GS” includes the right to use such marks as and as part of a corporate or entity name, or trade name; provided that such corporate or entity name, or trade name, consists of the exact phrase “COMPUTER SCIENCES GOVERNMENT SERVICES”, or “COMPUTER SCIENCES GS”, followed directly by an entity designation such as (but not limited to) “Inc.”, “LLC”, or “Limited” after the word “SERVICES” or the letter “S.” Subject to Section 2.5(g), none of the other Licensed Marks may be used by Computer Sciences GS or Computer Sciences GS Subsidiaries as a corporate or entity name, or trade name.

(d)
So long as Computer Sciences GS is using the specific marks “COMPUTER SCIENCES GOVERNMENT SERVICES” or (ii) “COMPUTER SCIENCES GS” as or as part of its corporate or entity name, or trade name and, if Computer Sciences GS ever ceases to use “COMPUTER SCIENCES GOVERNMENT SERVICES” or “COMPUTER SCIENCES GS” as or as part of its corporate or entity name, or trade name until six (6) months following such cessation, CSC agrees not to use, or permit any other Person (other than Computer Sciences GS or Computer Sciences GS Subsidiaries) to use, the exact designation “COMPUTER SCIENCES GOVERNMENT SERVICES” or “COMPUTER SCIENCES GS” as, or as a component of, any trademark, service mark, trade name, corporate or entity name, or “doing business as” name; provided, however, CSC may use, and authorize others to use, “COMPUTER SCIENCES” as, or as a component of, any trademark, service mark, trade name, corporate or entity name, or “doing business as” name as long as not used as the exact phrase “COMPUTER SCIENCES GOVERNMENT SERVICES” or “COMPUTER SCIENCES GS”; and CSC may also use “COMPUTER SCIENCES GOVERNMENT

11

SERVICES” or “COMPUTER SCIENCES GS” to refer to Computer Sciences GS or Computer Sciences GS Subsidiaries.

(e)
Computer Sciences GS may develop logos or stylized “CSGOV” marks, however, before any public use of any such CSGOV logos commence, Computer Sciences GS must first submit proposed drawings of such marks to CSC for CSC’s written approval. After having obtained written approval from CSC, such “CSGOV” logos will become Licensed Marks under this Agreement, and as long as such “CSGOV” logos are not materially altered, Computer Sciences GS may use such “CSGOV” logos as long as such use otherwise complies with the terms of this Agreement. Computer Sciences GS further agrees that CSC will own all trademark, copyright, and other rights in such “CSGOV” logos, and Computer Sciences GS hereby assigns, grants and delivers (and agrees further to assign, grant and deliver) exclusively to CSC, all right, title and interest of every kind and nature whatsoever in and to any such “CSGOV” logos, including all trademark rights and copyrights and all renewals thereof. Computer Sciences GS further agrees, at CSC’s sole cost and expense, to execute and deliver to CSC such other and further instruments and documents that CSC may reasonably request for the purpose of establishing, evidencing, enforcing or defending CSC’s right, title and interest of every kind and nature whatsoever, including all trademark rights and copyrights, in and to such “CSGOV” logos.

(f)
Notwithstanding anything herein to the contrary, the Trademarks License to use the specific marks “COMPUTER SCIENCES GOVERNMENT SERVICES”, “COMPUTER SCIENCES GS” and “CSGOV” and the domain names listed on Schedule 2.5(a) shall terminate immediately if and to the extent Computer Sciences GS files any amended articles of incorporation (or equivalent organizational documents) with the appropriate Governmental Entity changing its corporate or entity name to any such name that does not contain “COMPUTER SCIENCES GOVERNMENT SERVICES” or “COMPUTER SCIENCES GS”.

(g)
Notwithstanding anything herein to the contrary, the Trademarks License to use the specific marks: “COMPUTER SCIENCES” (without the words "GOVERNMENT SERVICES" or "GS") and “CSC” is hereby expressly limited to the right of Computer Sciences GS to use, for up to six(6) months after the date hereof, such marks as or as part of an existing corporate or entity name of any Computer Sciences GS Subsidiary and for no other purpose whatsoever; provided, however, that Computer Sciences GS shall, and shall cause the applicable Computer Sciences GS Subsidiaries to, (i) use its and their best efforts to promptly file amended articles of incorporation (or equivalent organizational documents) with the appropriate Governmental Entity changing its corporate or entity name to a corporate or entity name that does not contain “COMPUTER SCIENCES” or “CSC”, and (ii) provide CSC with any additional information, documents and materials that CSC may request to evidence those filings.

(h)
Other than the specific marks “COMPUTER SCIENCES” and “CSC”, which may not be sublicensed to any Person other than an existing Computer Sciences GS Subsidiary currently using such marks as or as part of an existing corporate or entity name, Computer Sciences GS and Computer Sciences GS Subsidiaries may sublicense the Licensed Marks solely in writing in accordance with the Trademarks License to advertisers, distributors, vendors, dealers, suppliers and other Persons, solely for use in connection with the operation of the Computer Sciences GS Business in a manner consistent with current practice and in accordance with and as expressly permitted by this Agreement. Computer Sciences GS shall be liable hereunder for any act or omission by a sublicensee or by any Computer Sciences GS Subsidiaries that would constitute a breach of the Trademarks License or other terms hereof, as if committed by Computer Sciences GS.

12

(i)
Computer Sciences GS’s, Computer Sciences GS Subsidiaries’ and any sublicensees’ use of the Licensed Marks shall comply with relevant elements of CSC’s trademark guidelines and applicable Laws. CSC further reserves the right to approve the quality and propriety of any goods or services using the Licensed Marks, which approval shall not be unreasonably withheld, conditioned or delayed. It is the purpose of this provision to prevent uses of the Licensed Marks in a manner that are inconsistent with CSC’s high quality of goods and services or in a manner that might be offensive to ordinary and customary standards of exceptional service as determined by CSC, in its sole discretion, or that could undermine or damage the reputation of CSC. Computer Sciences GS further agrees to furnish CSC, upon request, with sample specimens of each item bearing or displaying the Licensed Marks or pre-printed promotional literature, video, media production, web pages, or other marketing aids which Computer Sciences GS, Computer Sciences GS Subsidiaries, or any sublicensee proposes to use with and which incorporate the Licensed Marks. Computer Sciences GS agrees that all advertising and promotional materials in which it and Computer Sciences GS Subsidiaries and sublicensees use the Licensed Marks shall be truthful in all respects. CSC shall have the right to require Computer Sciences GS, Computer Sciences GS Subsidiaries and any sublicensee to make reasonable changes to such literature or marketing aids, or to any goods or services, for the purpose of eliminating inaccuracies, to ensure compliance with the requirements of this section or otherwise to protect the Licensed Marks. If no objection is made by CSC within ten (10) Business Days after its receipt of such material, CSC shall be deemed not to object to its use or distribution. CSC shall not be deemed to endorse the accuracy of, or assume any legal responsibility for the contents of such promotional material or media presentations. Computer Sciences GS and Computer Sciences GS Subsidiaries may not modify, change or alter any Licensed Mark without the prior written consent of CSC. Computer Sciences GS agrees that it shall not, directly or indirectly, do, omit to do, or permit to be done, any act that will or may dilute the goodwill associated with the Licensed Marks or tarnish or bring into disrepute the reputation of or goodwill associated with the Licensed Marks or CSC or that will or may invalidate or jeopardize any registration of the Licensed Marks. Computer Sciences GS and Computer Sciences GS Subsidiaries shall not purchase Internet keywords or domain names containing the Licensed Marks.

(j)
Computer Sciences GS recognizes the ownership of, and great value of the goodwill associated with, the Licensed Marks as well as the mark “COMPUTER SCIENCES CORPORATION”. Computer Sciences GS acknowledges that such goodwill belongs to CSC and that such Licensed Marks, as well as the mark “COMPUTER SCIENCES CORPORATION”, have inherent and/or acquired distinctiveness and are famous marks. Nothing in this Agreement gives Computer Sciences GS, Computer Sciences GS Subsidiaries, or any sublicensees any right, title, or interest in the Licensed Marks, except the right to use the Licensed Marks in accordance with the terms of this Agreement. Computer Sciences GS’s, Computer Sciences GS Subsidiaries’, and any sublicensees’ use of the Licensed Marks shall inure to the benefit of CSC. Computer Sciences GS, Computer Sciences GS Subsidiaries, and sublicensees, will not, and will not cause any other Person to, seek to register any marks for, containing, or confusingly similar to, the Licensed Marks. Computer Sciences GS, Computer Sciences GS Subsidiaries, and sublicensees shall not, and shall not cause any other Person to, oppose or seek to cancel or challenge, in any forum anywhere in the world, including, but not limited to, the United States Patent and Trademark Office, any application or registration by CSC for the Licensed Marks, or any composite mark containing a Licensed Mark as an element of such composite mark. Further, Computer Sciences GS, Computer Sciences GS Subsidiaries, and sublicensees, shall not, and shall not cause any other Person to, object to, or file any action or lawsuit because of, any use by CSC of: (i) the Licensed Marks, (ii) any composite mark containing a Licensed Mark, or (iii) any company name, corporate name, trade name, keyword, or domain name consisting of or containing any of the Licensed Marks, for or in connection with any goods or services, whether such use is by CSC directly or through CSC’s licensees, CSC Subsidiaries, or CSC’s authorized users; and

13

Computer Sciences GS, Computer Sciences GS Subsidiaries, and sublicensees will not, and will not cause any other Person to, take any other action which may adversely affect or contest CSC’s ownership of or right to use or the validity, incontestability or enforceability of the Licensed Marks, any composite mark containing a Licensed Mark, or the goodwill associated with the Licensed Marks..

(k)
Computer Sciences GS, Computer Sciences GS Subsidiaries, and any sublicensees as permitted under this Agreement, will display on materials utilizing or displaying the Licensed Marks any notice, marking, or indicia of ownership required by this Agreement or otherwise by CSC from time to time. Computer Sciences GS, Computer Sciences GS Subsidiaries, and any sublicensees as permitted under this Agreement will, in all material respects, use the Licensed Marks in a manner reasonably calculated to prevent the Licensed Marks from becoming generic or otherwise invalid.

(l)
Computer Sciences GS agrees to notify CSC in writing, as promptly as reasonably practicable, of any of the following which comes to the attention of Computer Sciences GS: (i) any adoption, use, or registration of any mark, trade name, trading style or corporate name, domain name, or designation which would infringe, impair or dilute, or tend to infringe, impair or dilute, the Licensed Marks; (ii) any challenge to CSC’s use, Computer Sciences GS’s use, Computer Sciences GS Subsidiaries’ use, or any sublicensees’ use of any Licensed Mark; or (iii) any claim made by any Person of any rights in any Licensed Mark.

(m)
Except as provided herein, CSC shall be responsible, at its sole discretion, for renewing and maintaining at CSC’s expense all trademark applications and registrations for the Licensed Marks. CSC may elect, for any reason, not to renew any applications and registrations for the Licensed Marks. In the event CSC determines during the Initial Term that it intends to allow an application or registration for a Licensed Mark, other than the “CSC” mark, to lapse, be cancelled or be abandoned, it will notify Computer Sciences GS as promptly as reasonably practicable and Computer Sciences GS shall be entitled to pursue or maintain such application or registration in CSC’s name, but at Computer Sciences GS’s sole cost and expense. Each Party agrees to cooperate and provide promptly, upon any request by the other Party, appropriate samples and specimens of CSC’s, Computer Sciences GS’s, and Computer Sciences GS Subsidiaries’, and any authorized sublicensees’ use of the Licensed Marks and to otherwise assist the relevant Party in applying for, registering, maintaining and renewing CSC’s applications and registrations for the Licensed Marks, at CSC's expense.

(n)
Computer Sciences GS shall, at its own expense, at least once in every six (6) months and at any time at CSC’s written request, provide CSC with a written report detailing, for each Licensed Mark, (i) each jurisdiction where Computer Science GS, every Computer Sciences GS Subsidiary, and every sublicensee is using such Licensed Mark and (ii) the manner in which such Licensed Mark is being used in such jurisdiction.

(o)
CSC may elect at any time, at its sole discretion and for any reason, to change, alter, or replace the trademarks and service marks that CSC directs to be used by Computer Sciences GS as the names of the Licensed Products. Any changed/altered/replaced trademarks and service marks directed by CSC to be used by Computer Sciences GS as the new names of the Licensed Products (the “New Marks”) will become Licensed Marks under this Agreement immediately upon receipt by Computer Sciences GS of written notification by CSC of any New Marks. Upon receipt by Computer Sciences GS of written notice of any New Marks, Computer Sciences GS agrees to, and agrees to cause all Computer Sciences GS Subsidiaries and sublicensees to, change over within ninety (90) days on all web pages, marketing materials, promotional items, advertising, documents, files, and other materials to the use of the New Marks instead of the former Licensed Marks being used for such Licensed Products.

14

(p)
Nothing in this Agreement shall constitute any representation or warranty by CSC that any Licensed Mark is valid or that the exercise by Computer Sciences GS, any Computer Sciences GS Subsidiary, or any sublicensee of any rights granted under this Agreement with respect to any Licensed Mark will not infringe the Intellectual Property Rights of any Person.

2.6	Grant of Option to License Other Products
CSC hereby grants to Computer Sciences GS an option to license, at any time during the Initial Term, any Other Products as Computer Sciences GS may from time to time within such period reasonably request for use by Computer Sciences GS solely within the Computer Sciences GS Field. The terms and conditions of any such licenses, including any fees or maintenance rights or obligations, shall be negotiated and agreed between CSC and Computer Sciences GS on an arm’s-length basis at such time.

2.7	Preservation of Ownership of Proprietary Rights and Sublicense Requirements

(a)
All rights not specifically granted to Computer Sciences GS herein are hereby retained by CSC. There are no implied licenses to any of the CSC Proprietary Items (or to any right, title or interest therein or part, portion or aspect thereof). Computer Sciences GS covenants, and agrees to cause all Computer Sciences GS Subsidiaries and require all other sublicensees to covenant, to take no action or commit any omission that would reasonably be expected to be adverse to CSC’s sole and exclusive ownership of all right (including all Intellectual Property Rights), title and interest in and to the CSC Proprietary Items and shall not (i) apply to register or cooperate in any effort by any Third Party to register any right (including any Intellectual Property Rights), title or interest in or to any CSC Proprietary Items anywhere in the world in connection with any products or services; (ii) challenge or participate in any challenge or diminution of CSC’s rights (including any Intellectual Property Rights) in the CSC Proprietary Items; or (iii) do anything else inconsistent with CSC’s rights (including any Intellectual Property Rights) in the CSC Proprietary Items. If, contrary to the intent of the Parties, it should occur that Computer Sciences GS has any rights of ownership in the CSC Proprietary Items, Computer Sciences GS hereby agrees, at any time upon the written request of CSC, to assign and to sell for ten dollars (US$10.00) to CSC any and all such rights of ownership as well as the entire right, title and interest to any such right (including any attendant goodwill), and Computer Sciences GS agrees that it has not entered and shall not enter into any agreement with any Third Party, including any Computer Sciences GS Subsidiaries or other sublicensees, or otherwise take or fail to take any action, that would prevent such assignment and sale. Computer Sciences GS shall promptly upon request by CSC execute, without additional consideration, any assignment or other document that may be reasonably necessary or appropriate for CSC to purchase, take assignment or perfect its ownership interest or to memorialize, record or otherwise denote or demonstrate ownership by CSC of all right (including all Intellectual Property Rights), title and interest in and to any CSC Proprietary Items.

(b)
CSC shall be responsible, at CSC’s own expense, for, and shall make all decisions concerning, the preparation, filing, registration, prosecution, renewal, enforcement and maintenance of any Intellectual Property Rights in or covering any CSC Proprietary Item. Computer Sciences GS agrees to, and agrees to cause all Computer Sciences GS Subsidiaries and require all other sublicensees to, cooperate fully with, and provide reasonable assistance to, CSC in respect thereof, at CSC's own expense.

(c)
In order to assign title to CSC in accordance with the terms of this Agreement, Computer Sciences GS shall take all actions required to obtain title to inventions made in the performance of a Customer Contract, including providing timely notice to the Customer under such Customer Contract and electing to take title. Computer Sciences GS shall seek an advance waiver of any Governmental Entity’s right to take title in those instances where such requests are required or permitted.

15

(d)
Unless CSC has provided its express, prior written consent (in accordance with CSC’s internal delegation of authority policy and procedures), Computer Sciences GS shall not enter into any Customer Contract that includes Federal Acquisition Regulation (“FAR”) Clause 52.227-17, “Rights in Data - Special Works” or Department of Defense FAR Supplement Cause 252.227-7020, “Rights in Special Works,” or any other similar provision that grants any Governmental Entity a right to title to any CSC Proprietary Item.

(e)
Computer Sciences GS shall set forth in written agreements with any sublicensee all applicable restrictions and obligations regarding CSC Proprietary Items as set forth in this Agreement. Computer Sciences GS shall not grant any right to or fail to require any obligation from any permitted sublicensee that is inconsistent with the terms and conditions of this Agreement or reduces or eliminates protections of CSC Proprietary Items or CSC’s ownership of CSC Proprietary Items as set forth herein. Computer Sciences GS shall expressly identify CSC as a third party beneficiary in all written agreements with any sublicensee.

(f)
Computer Sciences GS shall set forth in written agreements with any Contractor all applicable restrictions and obligations regarding such Licensed Product or the Applicable Licensed Product Items as set forth in this Agreement.

2.8	Enforcement Actions
Computer Sciences GS agrees to notify CSC in writing, as promptly as reasonably practicable, of any actual, threatened or alleged infringement, challenge, misappropriation, claim, impairment or violation of any Intellectual Property Rights relating to the Licensed Products, Licensed Know-How or Licensed Marks that comes to the attention of Computer Sciences GS or a Computer Sciences GS Subsidiary. CSC shall have sole and exclusive authority and discretion to take such legal action as it deems appropriate and control any dispute, claim, litigation, United States Patent and Trademark Office or other U.S. or foreign governmental or administrative proceeding, or other action arising out of any actual or alleged infringement, challenge, misappropriation, claim, impairment or violation of any Intellectual Property Rights relating to the CSC Proprietary Items and including any brought by a Third Party (an “Enforcement Action”). Unless the Parties otherwise agree, all costs and expenses related to an Enforcement Action shall be borne by CSC, and CSC shall be entitled to all monetary damages, fines, settlement payments, costs, attorneys’ fees, and other amounts (“Recoveries”) awarded to CSC as a direct result of an Enforcement Action. Computer Sciences GS shall, and if requested by CSC cause Computer Sciences GS Subsidiaries and any sublicensees to, at CSC’s expense, cooperate fully and promptly with CSC with respect to such Enforcement Action, in such manner and to such extent as CSC may reasonably request, including joining such Enforcement Action as a party. Nothing herein shall be construed as requiring CSC to take any action to bring or defend any Enforcement Action or to indemnify or hold harmless Computer Sciences GS, Computer Sciences GS Subsidiaries, or any sublicensees in connection therewith. During the Initial Term, in the event CSC provides written notice or confirmation to Computer Sciences GS that it determines not to bring an Enforcement Action, Computer Sciences GS may, with the prior written consent of CSC (which consent may be withheld by CSC for any reason in its sole discretion), bring an Enforcement Action with respect to any violation of the Licensed Products, Licensed Know-How or Licensed Marks that Computer Sciences GS reasonably believes would have a material and adverse effect on its business; provided, however, that Computer Sciences GS shall not compromise or settle any Enforcement Action without the prior written consent of CSC; provided, further that Computer Sciences GS shall indemnify, defend and hold harmless (at Computer Sciences GS’s sole cost and expense) CSC for any losses of CSC arising from or relating to such Enforcement Action brought by Computer Sciences GS without CSC’s prior written consent, including, for the avoidance of doubt, any losses arising from any counterclaim to such Enforcement Action. Unless the Parties otherwise agree, all costs and expenses related to an Enforcement Action brought by Computer Sciences GS shall be borne by Computer Sciences GS and any Recoveries

16

awarded to Computer Sciences GS as a direct result of an Enforcement Action brought by Computer Sciences GS shall belong to Computer Sciences GS. CSC shall, if reasonably requested by Computer Sciences GS and at Computer Sciences GS’ expense, provide and cause its controlled Affiliates to provide reasonable cooperation with respect to any such Enforcement Action. For the avoidance of doubt, nothing herein shall be construed as requiring CSC to join as a party any Enforcement Action brought by Computer Sciences GS.

2.9	Prohibited Uses and Administrative Obligations

(a)
Except as expressly permitted by this Agreement (including Section 2.9(b)), the Reseller Agreement or with the prior written consent of CSC (not to be unreasonably withheld, conditioned or delayed) in accordance with Schedule 2.9(a), Computer Sciences GS shall not, nor shall it allow or give permission to any Third Party, including but not limited to any Computer Sciences GS Subsidiary, End User or Governmental Entity, to:

(i)	use, copy (except for internal archival purposes), distribute, rent, lease, license, lend, give, sublicense, disclose or transfer any of the CSC Proprietary Items or any portion thereof;

(ii)
access or make available to any Third Party source code in any manner (and whether or not subject to escrow arrangements) relating to the Licensed Products, Licensed Product Items or any portion thereof;

(iii)	translate, modify, adapt, enhance, extend, decompile, disassemble or reverse engineer the Licensed Products, Licensed Product Items or any portion thereof;

(iv)	transfer, assign or sublicense, or purport to transfer, assign or sublicense, to any Third Party any right, including any Intellectual Property Rights, in or to any of the CSC Proprietary Items;

(v)	allow any of the CSC Proprietary Items or any right in any of them to become subject of any charge, lien or encumbrance;

(vi)	alter, remove or obscure any trademark, copyright, trade secret, patent, proprietary right and/or other legal notice of CSC that are part of or affixed to any of the CSC Proprietary Items;

(vii)
modify, decompile, disassemble or reverse engineer or otherwise attempt to derive, obtain or modify the source code to, write or develop any derivative software based upon the Licensed Products, or sell, rent, lease, license, sublicense, copy, reproduce, disclose or transmit the CSC Proprietary Items or any portion thereof, or permit any Third Party to do any of the foregoing, for any purpose whatsoever;

(viii)	use or permit use of the CSC Proprietary Items by a Third Party or on any service bureau, time-sharing or similar system; or

(ix)	create Improvements or additions to any of the CSC Proprietary Items.
For purposes of this Section 2.9(a), CSC Proprietary Items shall include, with respect to Licensed Know-How, only that Licensed Know-How which is Technical Data related to Licensed Products or any other reasonably identifiable products or services in existence and owned by CSC or a CSC Subsidiary as of the Effective Date.

17

(b)
Prior to entering into any Customer Contract in connection with any CSC Proprietary Items (other than NPS-Developed Products, unless Computer Sciences GS or the applicable Computer Sciences GS Subsidiary would reasonably be expected to satisfy the obligations set forth in this Section 2.9(b) with respect to such NPS-Developed Product) with any Governmental Entity, Computer Sciences GS or the applicable Computer Sciences GS Subsidiary shall first (i) obtain a written acknowledgment from the relevant contracting officer that such CSC Proprietary Items required to be delivered or used in performance of such Customer Contract are “commercial items” as such term is defined in FAR 2.101, (ii) ensure that the regulatory-specified contract clauses and licenses, if any, for the acquisition of such “commercial items” are included in such Customer Contract and (iii) obtain a written acknowledgment from the relevant contracting officer that any modifications to such “commercial items” are (A) of a type customarily available in the commercial marketplace or (B) minor modifications made to meet U.S. federal government requirements.

(c)
Computer Sciences GS shall effect and maintain security measures as are necessary to safeguard the CSC Proprietary Items from any unauthorized access or use by any Person. Computer Sciences GS shall cause Computer Sciences GS Subsidiaries to comply with the terms and conditions of this Agreement and Computer Sciences GS shall be liable hereunder for the actions and inactions of Computer Sciences GS Subsidiaries, all Computer Sciences GS Personnel and all other sublicensees as though they were the actions or inactions of Computer Sciences GS.

(d)
Computer Sciences GS shall not, and agrees to cause Computer Sciences GS Subsidiaries not to, take any action or grant any sublicense to any Person that exceeds the scope of any license or right to sublicense granted by this Agreement.

(e)
Computer Sciences GS shall not, and agrees to cause Computer Sciences GS Subsidiaries not to, directly or indirectly, violate any applicable Laws or regulations in exercising any rights provided by or performed under this Agreement.

2.10	Compliance with Third Party Licenses
Computer Sciences GS shall comply with the terms of the license agreements governing Third Party vendor materials incorporated into any of the Licensed Products or Licensed Product Items as and to the extent CSC so notifies Computer Sciences GS in writing from time to time. None of the licenses or rights to sublicense granted hereby include any license to or right to sublicense the Intellectual Property Rights of any Third Party, unless and only to the extent CSC is authorized to provide such license or right to sublicense to Computer Sciences GS. Computer Sciences GS acknowledges and agrees that Computer Sciences GS shall seek any license to or right to sublicense any Intellectual Property Rights of a Third Party in the CSC Proprietary Items from such Third Party. Computer Sciences GS shall comply with any requirements set forth in the Reseller Agreement relating to the Intellectual Property Rights of any Third Party in CSC Agility or the Applicable Licensed Product Items.

3.	GRANT OF IP TO COMPUTER SCIENCES GS

3.1	Assignment of Restricted IP to Computer Sciences GS

(a)
CSC hereby assigns, conveys, transfers and delivers to Computer Sciences GS or its designee all of CSC’s right, title and interest in and to the Restricted IP, including, without limitation, any and all goodwill symbolized thereby (as applicable), the right to recover for damages and profits for past, present, and future infringements, dilutions, misappropriations or other violations of any part of the Restricted IP and the right

18

to sue for and recover the same throughout the world in the name of CSC or its designee (the “Restricted IP Assignment”).

(b)
The Restricted IP Assignment may be made of record in any government and/or administrative authority in any applicable jurisdiction, including in the United States Patent and Trademark Office and the United States Copyright Office, as appropriate and desired by Computer Sciences GS.

4.	GRANT OF LICENSE TO CSC

4.1	Grant of Imminent Computer Sciences GS IP License to CSC

(a)
Computer Sciences GS hereby grants to CSC a non-exclusive, perpetual, non-transferrable, non-assignable, royalty-free, fully paid-up right and license to access, use, copy, make Improvements to and sublicense to end users, any CSC Subsidiary and any contractor of CSC or of a CSC Subsidiary any Imminent Computer Sciences GS IP (the “Imminent Computer Sciences GS IP License”). During the Initial Term, the Imminent Computer Sciences GS IP License shall be limited solely to outside the Computer Sciences GS Field.

(b)
Without limiting the foregoing, the Imminent Computer Sciences GS IP License shall entitle CSC to access, use, copy and sublicense in accordance herewith, including Section 4.1(d), all Improvements to the Imminent Computer Sciences GS IP as well as any new versions thereof in each case that are created and released by Computer Sciences GS during the Initial Term and made generally available by Computer Sciences GS to end users of the Imminent Computer Sciences GS IP. Notwithstanding the foregoing, Computer Sciences GS shall have no obligation to create or release any such Improvements, and the timing of any such Improvements shall be at the sole discretion of Computer Sciences GS or its applicable Affiliate.

(c)
As between the Parties, Computer Sciences GS shall exclusively own all right (including all Intellectual Property Rights), title and interest in and to any and all Improvements made or created from or based on any Imminent Computer Sciences GS IP by or on behalf of CSC following the Effective Date.

(d)
CSC shall provide Computer Sciences GS with written notice of any Improvements made or created from or based on any Imminent Computer Sciences GS IP by or on behalf of CSC during the Initial Term. After such notice is provided, such Improvements shall automatically be included in the definition of Imminent Computer Sciences GS IP, and the Imminent Computer Sciences GS IP License granted to CSC in Section 4.1(a) shall automatically be amended to allow CSC to use such Improvements under the terms and conditions set forth in this Agreement.

(e)
CSC shall not transfer, assign or sublicense, or purport to transfer, assign or sublicense, its rights under any Imminent Computer Sciences GS IP other than to CSC Subsidiaries and any contractor of CSC or of a CSC Subsidiary to the extent required in connection with the operation of the CSC Business outside of the Computer Sciences GS Field and in accordance with this Agreement.

5.	TERM

5.1	Initial Term
The initial term of this Agreement (the “Initial Term”) shall commence as of the Effective Date and continue through the fifth (5th) anniversary of the Effective Date unless terminated earlier pursuant to Section 11.

19

5.2	Extension of the Term
Computer Sciences GS may elect to extend the expiration date of this Agreement for up to one (1) additional period of five (5) years (the “Extension Term”), by providing written notice of such election to CSC at least ninety (90) days before the then-scheduled expiration of the Initial Term of its intent to extend the Initial Term (the Initial Term as extended by an Extension Term, the “Term”).

6.	FEES, FEE ADJUSTMENTS, PAYMENT, AND TAXES

6.1	Fees and Adjustments

(a)
During the Initial Term, for maintenance and support of the Licensed Products in accordance with this Agreement and the Reseller Agreement, Computer Sciences GS agrees to pay to CSC each License Year, an annual net fee equal to thirty million dollars (US$30,000,000) (the “Maintenance Fee”).

(b)	Computer Sciences GS shall pay to CSC the following additional maintenance fees during the Initial Term as follows:

(i)	0.5% of the amount by which Computer Sciences GS’s total consolidated revenues during any fiscal year exceed seven billion dollars (US$7,000,000,000); and

(ii)
5% of the amount by which Computer Sciences GS’s total revenues from its cloud computing solutions and services during any fiscal year exceed six hundred million dollars (US$600,000,000) (the “Additional Maintenance Fees”, and together with the Maintenance Fee, the “Fees”).

(c)	The Fees applicable during the Extension Term shall be as agreed by the Parties acting reasonably and in good faith.

6.2	Payments
Computer Sciences GS shall pay CSC the Maintenance Fee applicable to each License Year within five (5) Business Days of the commencement of such License Year. Computer Sciences GS shall pay any Additional Maintenance Fees within twenty-one (21) calendar days after completion of any fiscal year during which any such Fees become due.

6.3	Taxes
Each Party shall be responsible for all Taxes imposed on such Party under applicable Law. In no event shall any Party be responsible for Taxes on or measured by net income of the other Party. The Parties shall cooperate with each other to furnish such forms and certificates that they are legally entitled to furnish to eliminate or reduce Taxes on payments described herein. No Party shall be required to “gross up” the other party for Taxes imposed through withholding or deduction. To the extent any Party is required under applicable Law to collect sales, use or similar taxes from the other Party, the Party required to collect such taxes shall separately state the applicable sales, use or similar tax on an invoice rendered to the other Party.

7.	SUPPORT AND MAINTENANCE OBLIGATIONS

7.1	Support and Maintenance Services

20

(a)	The Parties acknowledge that the Maintenance Fee is a net amount reflecting maintenance and support obligations on each Party and agree that:

(i)	Computer Sciences GS shall provide support and maintenance services to CSC in respect of the NPS-Developed Products as set forth below;

(ii)	CSC shall provide support and maintenance services to Computer Sciences GS in respect of all Licensed Products other than the NPS-Developed Products as set forth below;

(iii)
in respect of each Licensed Product other than the NPS-Developed Products, CSC shall provide Computer Sciences GS with (i) any Improvements created by or on behalf of CSC as and when made generally available by CSC to its customers, or, if not made generally available by CSC to its customers, within a reasonable time after such Improvements are developed by or on behalf of CSC and (ii) the applicable help desk support as set forth on Schedule 1.1(vv); and

(iv)
in respect of the NPS-Developed Products, Computer Sciences GS shall provide CSC with (i) any Improvements created by or on behalf of Computer Sciences GS as and when made generally available by Computer Sciences GS to its customers, or, if not made generally available by Computer Sciences GS to its customers, within a reasonable time after such Improvements are developed by or on behalf of Computer Sciences GS, (ii) help desk support equivalent to at least CSC level 3 help desk support to the extent being provided by Computer Sciences GS as of the Effective Date in respect of such NPS-Developed Product, (iii) access to the source code relating to any and all Improvements made or created from or based on such NPS-Developed Product by or on behalf of Computer Sciences GS and (iv) all maintenance and support services required of CSC under CSC’s existing maintenance and support contracts with its customers relating to such NPS-Developed Product.

(b)
Notwithstanding the foregoing, CSC and Computer Sciences GS may elect to enter into a separate agreement after the date hereof setting forth any additional maintenance and support services to be provided by CSC to Computer Sciences GS in respect of any Licensed Product or Licensed Product Items, such as training on the Licensed Products. The terms and conditions of any such agreement, including the fees for such services, shall be negotiated and agreed between CSC and Computer Sciences GS on an arm’s-length basis at such time.

(c)
The Parties will agree on governance procedures for the request and delivery of the Licensed Products, Licensed Product Items and Improvements during the Term but the failure to agree shall not void the Parties’ respective obligations to request and deliver the Licensed Products, Licensed Product Items and Improvements during the Term in accordance with this Agreement.

7.2	Support Exclusions

(a)	Neither Party shall be required to provide support to the extent that any problem with any Licensed Product is due to:

(i)	the Licensed Product having been altered, damaged or modified by the other Party or its Subsidiaries or Customers;

(ii)	the other Party’s or its Subsidiary’s negligence, hardware malfunction or any cause beyond the reasonable control of the Party providing support;

21

(iii)
the Licensed Product being used in an operating environment other than an operating environment (i) specified in the Licensed Product Specifications or the Licensed Product Documentation or (ii) otherwise agreed in writing by CSC and Computer Sciences GS; or

(iv)	use of a version of the Licensed Product that is not the latest or most recent version.

(b)	Unless otherwise agreed by the Parties in writing, neither Party shall be required to provide any maintenance or support services directly to the other Party’s end users.

(c)
Neither Party shall be required to provide any maintenance or support services in connection with any portion of the Licensed Product that is owned by a Third Party, unless such Party delivers or otherwise makes available such portion directly to the other Party.

8.	WARRANTIES

8.1	Warranty Exclusions

(a)
Except as otherwise may be expressly set forth in the Reseller Agreement, CSC shall in no circumstances have any liability for any of the following: (i) failure of the Licensed Products resulting from unpermitted modification, abuse or prohibited use of the Licensed Products or use of the Licensed Products that does not comply with the requirements of the Licensed Product Sales Materials, (ii) failure of the Licensed Products resulting from use of the Licensed Products in combination with any other software and/or equipment which has not been supplied or approved in writing by CSC for use with the Licensed Products, (iii) loss of data or any storage media in the possession or under the control of Computer Sciences GS or any Computer Sciences GS Subsidiary, (iv) the content and accuracy of any document produced by the Licensed Products, (v) Computer Sciences GS’s or any Computer Sciences GS Subsidiary’s negligence or hardware malfunction (vi) NPS-Developed Products or (vii) Restricted IP.

(b)
NO WARRANTY SHALL BE CREATED BY, AND NO OBLIGATION OR LIABILITY SHALL ARISE FROM, THIS AGREEMENT OR CSC’S RENDERING OF TECHNICAL, PROGRAMMING, OR OTHER ADVICE OR SERVICE HEREUNDER. COMPUTER SCIENCES GS SHALL BE DEEMED TO HAVE ACCEPTED THE CSC PROPRIETARY ITEMS, THE RESTRICTED IP AND ANY SERVICES PROVIDED “AS IS” AND “WHERE IS,” AND WITHOUT ANY WARRANTY OF ANY KIND.

(c)
(i) COMPUTER SCIENCES GS HEREBY WAIVES ALL WARRANTIES EITHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WARRANTY OF TITLE, WARRANTY OF NON-INFRINGEMENT OR OTHERWISE (INCLUDING TIME OF PERFORMANCE) RESPECTING THE CSC PROPRIETARY ITEMS, RESTRICTED IP OR SERVICES AND, (ii) CSC MAKES NO WARRANTY THAT THE FUNCTIONS CONTAINED IN A LICENSED PRODUCT ITEM OR ANY RESTRICTED IP WILL MEET COMPUTER SCIENCES GS’S REQUIREMENTS OR THAT THE OPERATION OF A LICENSED PRODUCT ITEM OR ANY RESTRICTED IP WILL BE UNINTERRUPTED OR ERROR-FREE.

(d)
EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, COMPUTER SCIENCES GS ASSUMES SOLE RESPONSIBILITY AND ENTIRE RISK AS TO THE SUITABILITY AND RESULTS OBTAINED FROM USE OF THE CSC PROPRIETARY ITEMS, THE RESTRICTED IP AND THE SERVICES, AND ANY DECISIONS MADE OR ACTIONS TAKEN BASED ON THE

22

INFORMATION CONTAINED IN OR GENERATED BY THE CSC PROPRIETARY ITEMS, THE RESTRICTED IP AND THE SERVICES.

9.	INDEMNIFICATION; INJUNCTIVE RELIEF; LIMITATIONS OF LIABILITY

9.1	Indemnification by CSC
CSC will indemnify, defend and hold harmless Computer Sciences GS, and each of Computer Sciences GS’s controlled Affiliates and Computer Sciences GS’s and its controlled Affiliates’ directors, officers, employees, agents and permitted successors and assigns (“Computer Sciences GS Indemnitees”) from and against any and all Losses incurred by any Computer Sciences GS Indemnitee as a direct result of any claim by a Third Party that is not a Computer Sciences GS Affiliate that Computer Sciences GS’s use of any Improvements to the Licensed Products provided by CSC pursuant to this Agreement infringes or misappropriates any U.S. copyright, trademark or trade secret, except to the extent resulting from (i) Computer Sciences GS’s modification of the Licensed Products or combination by Computer Sciences GS of the Licensed Products with other products or services if the Licensed Products would not have been infringing but for such combination or modification, (ii) Computer Sciences GS’s use of such Licensed Products other than as permitted under this Agreement, (iii) Computer Sciences GS’s failure to use an updated non-infringing version of the applicable Licensed Products to the extent Computer Sciences GS was notified that the update cured an infringement, (iv) changes to the Licensed Products made by CSC at the direction of Computer Sciences GS, (v) any open source software included in the Licensed Products or used by Computer Sciences GS or an End User in connection with the Licensed Products, or (vi) any portion of the Licensed Products that is owned by a Third Party.

9.2	Indemnification by Computer Sciences GS
Computer Sciences GS will indemnify, defend and hold harmless CSC, and each of CSC’s Affiliates and CSC’s and its Affiliates’ directors, officers, employees, agents and permitted successors and assigns (“CSC Indemnitees”) from and against any and all Losses incurred by any CSC Indemnitee as a direct result of any claim by a Third Party that is not a CSC Affiliate (A) arising from or relating to Computer Sciences GS’s, Computer Sciences GS Subsidiaries’ or any End User’s use of the Licensed Products, and/or any end user agreement, documentation or representation provided or made by Computer Sciences GS to an End User to the extent such end user agreement, documentation or representation differs from the Licensed Product Sales Materials, Licensed Product Documentation, marketing materials and/or Reseller Agreement provided by CSC or (B) that CSC’s use of any Improvements to the Licensed Products provided by Computer Sciences GS pursuant to this Agreement infringes or misappropriates any U.S. copyright, trademark or trade secret, except to the extent resulting from (i) CSC’s modification of the Licensed Products or combination by CSC of the Licensed Products with other products or services if the Licensed Products would not have been infringing but for such combination or modification, (ii) CSC’s failure to use an updated non-infringing version of the applicable Licensed Products to the extent CSC was notified that the update cured an infringement, (iii) changes to the Licensed Products made by Computer Sciences GS at the direction of CSC, (iv) any open source software included in the Licensed Products or used by CSC or its customers in connection with the Licensed Products or (v) any portion of the Licensed Products that is owned by a Third Party.

9.3	Sole Remedy; Indemnification Procedures

(a)
If any Improvement for which CSC has an indemnification obligation under Section 9.1 becomes, or in CSC’s reasonable opinion is likely to become, the subject of any U.S. copyright, trademark or trade secret

23

infringement or misappropriation claim or proceeding, CSC will, in addition to indemnifying Computer Sciences GS as provided in Section 9.1, promptly take the following actions, at no additional charge to Computer Sciences GS, in the listed order of priority: (i) secure the right to continue using the item or (ii) replace or modify the item to make it non-infringing. If neither of such actions can be accomplished by CSC using commercially reasonable efforts, and only in such event, CSC will remove the applicable Improvements and, in full satisfaction of CSC’s obligations with respect to this Section 9.3(a), the applicable Fees will be equitably adjusted to reflect such removal. THIS SECTION 9.3 AND SECTION 9.1 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF CSC AND THE EXCLUSIVE REMEDY OF COMPUTER SCIENCES GS, ITS AFFILIATES, SUCCESSORS AND ASSIGNS WITH RESPECT TO ANY VIOLATION OR INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS BY THE LICENSED PRODUCTS AND THE SUPPORT SERVICES OR ANY PART THEREOF.

(b)	All indemnification procedures shall be governed by Section 7.4 of the Master Separation and Distribution Agreement.

9.4	Injunctive Relief
The Parties acknowledge and agree that money damages would not be a sufficient remedy for any breach of Sections 2, 4, or 10 of this Agreement by a Party or any of its Subsidiaries and that the other Party shall, in addition to any other rights it may have at Law or in equity, be entitled to equitable relief, including injunction and specific performance, as a remedy for any breach (and the Party in breach shall not raise the defense of an adequate remedy at Law) without the posting of a bond or other form of assurance or surety.

9.5	Limitation of Liability
EXCEPT WITH RESPECT TO (i) EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION 9 WITH RESPECT TO THIRD PARTY CLAIMS, (ii) EITHER PARTY’S INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THE OTHER OR USE OF THE INTELLECTUAL PROPERTY RIGHTS OF THE OTHER IN ANY MANNER OR FOR ANY PURPOSE OR APPLICATION NOT EXPRESSLY PERMITTED BY THIS AGREEMENT, (iii) EITHER PARTY’S BREACH OF THE CONFIDENTIALITY OBLIGATIONS SET FORTH IN THIS AGREEMENT OR (iv) EITHER PARTY’S FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, EXEMPLARY, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR COSTS, OR FOR LOST OR DAMAGED DATA OR LOSS OF PROFIT OR GOODWILL, WHETHER FORESEEABLE OR NOT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR COSTS.

10.	CONFIDENTIAL DATA & PROPRIETARY MATERIALS

10.1	Confidential Data, Proprietary Information, and Trade Secrets
All Confidential Information submitted by one Party to the other Party in connection with this Agreement shall be governed by the confidentiality obligations set forth in Section 8.5 of the Master Separation and Distribution Agreement. For purposes of this Agreement, Confidential Information of CSC shall include all CSC Proprietary Items.

10.2	Employees and Sublicensees

24

Each Party shall cause its Affiliates and require its sublicensees and its and their employees, authorized agents and representatives to comply with the provisions set forth in this Agreement and shall be deemed for purposes of this Agreement to have taken the actions and inactions of the same in connection thereto.

11.	TERMINATION

11.1	Events of Termination
This Agreement may only be terminated if:

(a)	the Parties mutually agree;

(b)
the other Party is in material breach or default of any of its representations, warranties, covenants or obligations under this Agreement or violates or infringes the Intellectual Property Rights of such Party and which breach, violation or infringement has remained uncured or otherwise unresolved for a period of thirty (30) days or more following that Party’s receipt of written notice regarding such breach; or

(c)
the other Party makes any assignment or assumption for the benefit of creditors or files a petition in bankruptcy or is adjudged bankrupt or is placed in the hands of a receiver or if the equivalent of any of the proceedings or acts referred to in this clause, though known and/or designated by some other name or term, occurs;

and such Party notifies the other Party of its election to terminate this Agreement.

11.2	Effect of Termination or Expiration

(a)
Upon the termination of this Agreement or the expiration of the Term, (i) Computer Sciences GS’s licenses to access and use any Improvements to the Licensed Products and the Licensed Product Items pursuant to Sections 2.1(b), 2.1(d), 2.2(b) and 2.2(d) shall cease and be of no further force or effect and (ii) Computer Sciences GS shall only be entitled to access and use the then-current versions of the Licensed Products and the Licensed Product Items in Computer Sciences GS’s possession.

(b)
Upon the termination of this Agreement, Computer Sciences GS shall immediately return all copies, in any form, of any Confidential Information in its possession or control (or certify to CSC in writing that the same has been destroyed), except the then-current versions of the Licensed Products and the Licensed Product Items in Computer Sciences GS’s possession or control.

(c)
Unless a contrary intention clearly appears, expressions of termination, cancellation or rescission of this Agreement may not be construed as a renunciation or discharge of any claim in damages for an antecedent breach of this Agreement or an obligation incurred prior to the termination or expiration thereof.

11.3	Survival of Terms
Upon the termination of this Agreement or the expiration of the Term for any reason, the following shall survive: (a) any unsatisfied payment obligation or other right or remedy regardless of whether based on prior default or performance or otherwise, (b) any limitation on the scope, manner, method, or location of the exercise of rights in the CSC Proprietary Items, (c) any limitation, exclusion or waiver of warranties, remedy, liability or damages, (d) any obligation of confidentiality, nondisclosure, return of data or materials, or singular obligation to the extent that the obligation was created by the terms of this Agreement, (e) any right for effectuating any of the aforesaid, (f) the right of CSC to receive any and all Improvements made

25

or created from or based on the Licensed Products or any Licensed Product Items by or on behalf of Computer Sciences GS or a Computer Sciences GS Subsidiary or End User following the Effective Date and (g) the provisions of Sections 2 (except for the right of Computer Sciences GS to receive Improvements pursuant to Sections 2.1(b), 2.1(d), 2.2(b) and 2.2(d) and the option to license Other Products pursuant to Section 2.6, each of which shall not survive), 3, 4, 8, 9, 10, 11 and 12.

12.	GENERAL PROVISIONS

12.1	Further Assurances
In addition to the actions specifically provided for elsewhere in this Agreement, each Party agrees to execute or cause to be executed and to record or cause to be recorded such other agreements, instruments and other documents, and to take such other action, as reasonably necessary or desirable, to fully effectuate the license grants, assignment, intents and purposes of this Agreement.

12.2	Relationship of the Parties
This Agreement shall not be construed to place the Parties in the relationship of legal representatives, partners, joint venturers or agents of or with each other. No Party shall have any power to obligate or bind the other Party in any manner whatsoever, except as specifically provided herein.

12.3	Amendment
This Agreement may not be modified or amended, except by an agreement in writing signed by each of the Parties.

12.4	Entire Agreement
The Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. This Agreement (including the Schedules) and the Master Separation and Distribution Agreement constitute the entire agreement between the Parties related to the subject matter of the Agreement and supersede all prior agreements, discussions and understandings between the Parties related to its subject matter.

12.5	Priority of Agreements
If there is a conflict between any provision of this Agreement and the Master Separation and Distribution Agreement (or any other agreement referred to therein), the provisions of this Agreement will control. If there is a conflict between any provision of this Agreement and a Reseller Agreement that references this Agreement, the provisions of this Agreement will control.

12.6	Assignment
This Agreement shall not be assignable by Computer Sciences GS, in whole or in part, directly or indirectly, without the prior written consent of CSC, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, however, that Computer Sciences GS may assign this Agreement (a) to an Affiliate controlled by Computer Sciences GS, or (b) to a purchaser of all or substantially all of the properties and assets of Computer Sciences GS, in each case so long as such assignee expressly assumes, in a written instrument in form reasonably satisfactory to CSC, the due and punctual performance or observance of every agreement and covenant of this Agreement to be performed

26

or observed on the part of Computer Sciences GS. Notwithstanding the foregoing, because of its personal nature to CSC, the Trademarks License may not be assigned to any Person without the prior written consent of CSC, which consent may be withheld by CSC for any reason in its sole discretion. For the avoidance of doubt, this Agreement shall be assignable by CSC, in whole or in part, directly or indirectly, to any Person without restriction.

12.7	Successors and Assigns
The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

12.8	Third Party Beneficiaries
This Agreement is solely for the benefit of the Parties and their respective Affiliates and shall not be deemed to confer upon any Third Party any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement, except that any Computer Sciences GS Indemnitees or CSC Indemnitees shall be intended third-party beneficiaries of Section 8 of this Agreement.

12.9	Notices
All notices, requests, claims, demands and other communications under this Agreement shall be made and delivered in conformity with Section 11.6 of the Master Separation and Distribution Agreement.

12.10	Rules of Construction
This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either Party. Moreover, drafts of the Agreement and Schedules shall not be taken into account in interpreting, or establishing the nature or limits of, a Party’s rights and obligations hereunder. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Notwithstanding anything herein to the contrary, all rights granted herein and hereby shall be construed so as to permit or require only such action and/or use that is in compliance with Applicable Security Laws and Regulations. Notwithstanding the foregoing, the Parties shall comply with all applicable Export Control Laws and Regulations.

12.11	Title and Headings
Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

12.12	No Waiver
A Party does not waive any right under this Agreement by failing to insist on compliance with any of the terms of this Agreement or by failing to exercise any right hereunder. Any waivers granted hereunder are effective only if recorded in a writing signed by the Party granting such waiver.

12.13	Severability
If any provision of this Agreement is determined by any court or Governmental Entity to be unenforceable, the Parties intend that this Agreement be enforced as if the unenforceable provisions were not present and that any partially valid and enforceable provisions be enforced to the extent that they are enforceable.

27

12.14	Governing Law; Jurisdiction
This Agreement (and any claims or disputes arising out of or related thereto or to the transactions contemplated thereby or to the inducement of any Party to enter therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common Law, statute or otherwise) shall in all respects be governed by and construed in accordance with the Laws of the State of New York, including all matters of construction, validity and performance, in each case without reference to any choice-of-law or conflict of law principles that might lead to the application of the Laws of any other jurisdiction. Subject to the provisions of Section 9 of the Master Separation and Distribution Agreement, each of the Parties irrevocably submits to the exclusive jurisdiction of (a) the Fairfax County Circuit Court and any appeals courts thereof or (b) the United States District Court for the Eastern District of Virginia and any appeals courts thereof (the courts referred to in clauses (a) and (b), the “Virginia Courts”), for the purposes of any suit, action or other proceeding to compel arbitration or for provisional relief in aid of arbitration in accordance with Section 9 of the Master Separation and Distribution Agreement or to prevent irreparable harm, and to the non-exclusive jurisdiction of the Virginia Courts for the enforcement of any award issued thereunder. Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in Section 11.6 of the Master Separation and Distribution Agreement shall be effective service of process for any action, suit or proceeding in the Virginia Courts with respect to any matters to which it has submitted to jurisdiction in this Section 12.14. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Virginia Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

12.15	Dispute Resolution
The procedures set forth in Section 9 of the Master Separation and Distribution Agreement shall apply to the resolution of all disputes arising under this Agreement.

12.16	Specific Performance
From and after the Effective Date, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Parties agree that the Party to this Agreement who is or is to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that, from and after the Effective Date, the remedies at Law for any breach or threatened breach of this Agreement, including monetary damages, are inadequate compensation for any loss, that any defense in any action for specific performance that a remedy at Law would be adequate is hereby waived, and that any requirements for the securing or posting of any bond with such remedy are hereby waived.

12.17	Counterparts
This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.
[Signature Page Follows]

28

SIGNATORY
IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

COMPUTER SCIENCES CORPORATION
By:
Name:
Title:
COMPUTER SCIENCES GOVERNMENT SERVICES INC.
By:
Name:
Title:

29